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                                                                EXHIBIT 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                       Los Angeles, California 90071-3144
                      (213) 687-5000 / FAX (213) 687-5600




                                                   February 5, 1997


Mineral Energy Company
101 Ash Street
P.O. Box 129400
San Diego, CA 92112-9400

              Re:     Mineral Energy Company
                      Registration Statement on Form S-4
                      -----------------------------------
Gentlemen:

                 We are acting as special counsel to Mineral Energy Company, a California corporation (the "Company"), 50% of whose shares are owned by Pacific Enterprises, a California corporation, and 50% whose shares are owned by Enova Corporation, a California corporation ("Enova"), in connection with the proposed transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of October 12, 1996 and as amended as of January 13, 1997 (the "Merger Agreement"), by and among the Company, Pacific Enterprises, Enova, G Mineral Sub, a wholly-owned subsidiary of the Company ("Enova Sub"), and B Mineral Sub, a wholly-owned subsidiary of the Company ("Pacific Enterprises Sub").

                 The Merger Agreement provides for, among other things, the merger of Enova Sub with and into Enova (the "Enova Merger") and the merger of Pacific Enterprises Sub with and into Pacific Enterprises (the "Pacific Enterprises Merger" and, together with the Enova Merger, the "Business Combination"), as a result of which each of Enova and Pacific Enterprises will become subsidiaries of the Company. In the Business Combination, each issued and outstanding share of Pacific Enterprises Common Stock (other than shares owned by the Company, Pacific Enterprises, Enova, or any of their wholly owned subsidiaries and shares as to which dissenters' rights are perfected) will be canceled and converted into the right to receive 1.5038 fully paid and non-assessable shares of the Company Common Stock; and each issued
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Mineral Energy Company
February 5, 1997
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and outstanding share of Enova Common Stock (other than shares owned by the
Company, Pacific Enterprises, Enova, or any of their wholly owned subsidiaries and shares as to which dissenters' rights are perfected) will be canceled and converted into the right to receive one fully paid and non-assessable share of the Company Common Stock.

                 In connection with the transactions contemplated by the Merger Agreement, the Company is filing with the Securities and Exchange Commission (the "Commission") on the date hereof a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1993, as amended (the "Securities Act"), of the Company Common Stock to be issued in the Business Combination.

                 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act.

                 In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and By-laws of the Company, as currently in effect, (iii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of the Company to take effect prior to the completion of the Business Combination, (iv) the Merger Agreement, and (vi) resolutions of the Company's Board of Directors relating to, among other things, the Merger Agreement and the transaction contemplated thereby, including (A) the preparation of the Registration Statement and the registration of the Company Common Stock under the Securities Act, and (B) the issuance of the Company Common Stock in the Business
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Mineral Energy Company
February 5, 1997
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Combination.  We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed that all of the outstanding shares of Pacific Enterprises Common Stock have been duly and validly issued, fully paid and non-assessable and that all of the outstanding shares of Enova Common Shares have been duly and validly issued, fully paid and non-assessable. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representations of the Company and others.

                 Members of this Firm are admitted to the Bar in the State of California, and we express no opinion as to the laws of any other jurisdiction.
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Mineral Energy Company
February 5, 1997
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                 Based upon and subject to the foregoing, we are of the opinion that the shares of the Company Common Stock, when issued in the Business Combination in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act.

                                        Very truly yours,